Item 77Q - Plan of Reorganization

AGREEMENT AND PLAN OF REORGANIZATION
      THIS AGREEMENT AND PLAN OF
REORGANIZATION ("Agreement") is made as of
October 3, 2013, by and between THE UNIVERSAL
INSTITUTIONAL FUNDS, INC. (the "Company"), a
Maryland corporation, on behalf of the GLOBAL
INFRASTRUCTURE PORTFOLIO ("Acquiring Fund"),
and MORGAN STANLEY SELECT DIMENSIONS
INVESTMENT SERIES (the "Trust"), a Massachusetts
business trust, on behalf of the GLOBAL
INFRASTRUCTURE PORTFOLIO ("Acquired Fund").
      This Agreement is intended to be and is adopted as
a "plan of reorganization" within the meaning of Treas.
Reg. 1.368-2(g), for a reorganization under Section
368(a)(1) of the Internal Revenue Code of 1986, as
amended (the "Code"). The reorganization
("Reorganization") will consist of the transfer to Acquiring Fund of substantially all of the assets of Acquired Fund in exchange for the assumption by Acquiring Fund of all stated liabilities of Acquired Fund and the issuance by Acquiring Fund of shares of common stock, par value
$0.001 per share (the "Acquiring Fund Shares"), to be distributed, after the Closing Date hereinafter referred to, to the shareholders of Acquired Fund in liquidation of
Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.
      In consideration of the premises and of the
covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	The Reorganization and Liquidation of
Acquired Fund
      1.1.	Subject to the terms and conditions herein
set forth and on the basis of the representations and
warranties contained herein, the Trust, on behalf of
Acquired Fund, agrees to transfer the Acquired Fund
Assets (as defined in paragraph 1.2) to Acquiring Fund,
and the Company, on behalf of Acquiring Fund, agrees in
exchange therefor to assume all of Acquired Fund's stated liabilities on the Closing Date as set forth in paragraph 1.3 and to deliver to Acquired Fund the number of Acquiring
Fund Shares, including fractional Acquiring Fund Shares, determined in the manner set forth in paragraph 2.3. Such transactions shall take place at the closing provided for in paragraph 3.1 ("Closing").
      1.2.	(a)	The "Acquired Fund Assets" shall
consist of all property, including without limitation, all
cash, cash equivalents, securities and dividend and interest receivables owned by Acquired Fund, and any deferred or prepaid expenses shown as an asset on Acquired Fund's
books on the Valuation Date.
            (b)	On or prior to the Valuation Date,
the Trust, on behalf of Acquired Fund, will provide
Acquiring Fund with a list of all of Acquired Fund's assets
to be transferred to Acquiring Fund and a list of the stated liabilities to be assumed by Acquiring Fund pursuant to this Agreement. The Trust, on behalf of Acquired Fund,
reserves the right to sell any of the securities on such list but will not, without the prior approval of the Company, on behalf of Acquiring Fund, acquire any additional securities other than securities of the type in which Acquiring Fund is permitted to invest and in amounts agreed to in writing by the Company, on behalf of Acquiring Fund. The Company,
on behalf of Acquiring Fund, will, within a reasonable time prior to the Valuation Date, furnish Acquired Fund with a statement of Acquiring Fund's investment objective, policies and restrictions and a list of the securities, if any, on the list referred to in the first sentence of this paragraph that do not conform to Acquiring Fund's investment objective, policies and restrictions. In the event that
Acquired Fund holds any investments that Acquiring Fund
is not permitted to hold, Acquired Fund will dispose of
such securities on or prior to the Valuation Date. In
addition, if it is determined that the portfolios of Acquired Fund and Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon Acquiring Fund with respect to such
investments, Acquired Fund if requested by the Company,
on behalf of Acquiring Fund, will, on or prior to the
Valuation Date, dispose of and/or reinvest a sufficient
amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date (as defined in paragraph 3.1).
      1.3.	The Trust, on behalf of Acquired Fund, will
endeavor to discharge all of Acquired Fund's liabilities and obligations on or prior to the Valuation Date. The
Company, on behalf of Acquiring Fund, will assume all
stated liabilities, which includes, without limitation, all expenses, costs, charges and reserves reflected on an unaudited Statement of Assets and Liabilities of Acquired
Fund prepared by the Treasurer of Acquired Fund as of the Valuation Date in accordance with generally accepted accounting principles consistently applied from the prior
audited period.
      1.4.	In order for the Acquired Fund to comply
with Section 852(a)(1) of the Code and to avoid having any investment company taxable income or net capital gain (as defined in Sections 852(b)(2) and 1222(11) of the Code, respectively) in the short taxable year ending with its dissolution, the Trust, on behalf of Acquired Fund, will on or before the Valuation Date (a) declare a dividend in an
amount large enough so that Acquired Fund will have
declared dividends of substantially all of its investment company taxable income and net capital gain, if any, for such taxable year (determined without regard to any
deduction for dividends paid) and (b) distribute such
dividend.
      1.5.	On the Closing Date or as soon as
practicable thereafter, the Trust, on behalf of Acquired
Fund, will distribute Acquiring Fund Shares received by
Acquired Fund pursuant to paragraph 1.1 pro rata to
Acquired Fund's shareholders of record determined as of
the close of business on the Valuation Date ("Acquired
Fund Shareholders"). Each Acquired Fund Shareholder
will receive the class of shares of Acquiring Fund that corresponds to the class of shares of Acquired Fund currently held by that Acquired Fund shareholder.
Accordingly, the Acquiring Fund Shares will be distributed
as follows: each of the Class I shares of Acquiring Fund
will be distributed to holders of Class X shares of Acquired Fund and each of the Class II shares of Acquiring Fund will be distributed to holders of Class Y shares of Acquired Fund. Such distribution will be accomplished by an instruction, signed by Acquired Fund's Secretary, to
transfer Acquiring Fund Shares then credited to Acquired
Fund's account on the books of Acquiring Fund to open
accounts on the books of Acquiring Fund in the names of
the Acquired Fund shareholders and representing the
respective pro rata number of Acquiring Fund Shares due
such Acquired Fund shareholders. All issued and
outstanding shares of Acquired Fund simultaneously will
be canceled on Acquired Fund's books.
      1.6.	Ownership of Acquiring Fund Shares will
be shown on the books of Acquiring Fund's transfer agent. Acquiring Fund Shares will be issued in the manner described in Acquiring Fund's current Prospectus, as supplemented, and the Company's Statement of Additional Information.
      1.7.	Any transfer taxes payable upon issuance of
Acquiring Fund Shares in a name other than the registered
holder of Acquiring Fund Shares on Acquired Fund's
books as of the close of business on the Valuation Date
shall, as a condition of such issuance and transfer, be paid by the person to whom Acquiring Fund Shares are to be
issued and transferred.
      1.8.	Any reporting responsibility of Acquired
Fund is and shall remain the responsibility of Acquired
Fund up to and including the date on which Acquired Fund
is dissolved and terminated pursuant to paragraph 1.9.
      1.9.	Within one year after the Closing Date, the
Trust, on behalf of Acquired Fund, shall pay or make
provision for the payment of all Acquired Fund's liabilities and taxes. If and to the extent that any trust, escrow
account, or other similar entity continues after the close of such one-year period in connection either with making provision for payment of liabilities or taxes or with distributions to shareholders of Acquired Fund, such entity shall either (i) qualify as a liquidating trust under Section 7701 of the Code (and applicable Treasury Regulations thereunder) or other entity which does not constitute a continuation of Acquired Fund for federal income tax purposes, or (ii) be subject to a waiver under Section 368(a)(2)(G)(ii) of the complete distribution requirement of
Section 368(a)(2)(G)(i) of the Code. Acquired Fund shall
be terminated following the making of all distributions
pursuant to paragraph 1.5.
      1.10.	Copies of all books and records maintained
on behalf of Acquired Fund in connection with its
obligations under the Investment Company Act of 1940, as
amended (the "1940 Act"), the Code, state blue sky laws or otherwise in connection with this Agreement will promptly be delivered after the Closing to officers of Acquiring Fund or their designee, and Acquiring Fund or its designee shall comply with applicable record retention requirements to which Acquired Fund is subject under the 1940 Act.
2.	Valuation
      2.1.	The value of the Acquired Fund Assets shall
be the value of such assets computed as of 4:00 p.m. on the
New York Stock Exchange on the third business day
following the receipt of the requisite approval of this Agreement by shareholders of Acquired Fund or at such time on such earlier or later date after such approval as
may be mutually agreed upon in writing (such time and
date being hereinafter called the "Valuation Date"), using
the valuation procedures set forth in Acquiring Fund's then current Prospectus, as supplemented, and the Company's
Statement of Additional Information.
      2.2.	The net asset value of an Acquiring Fund
Share shall be the net asset value per share computed on
the Valuation Date, using the valuation procedures set forth in Acquiring Fund's then current Prospectus, as
supplemented, and the Company's Statement of Additional
Information.
      2.3.	The number of Acquiring Fund Shares
(including fractional shares, if any) to be issued hereunder shall be determined, with respect to each class, by dividing the aggregate net asset value of each class of Acquired
Fund shares (determined in accordance with paragraph 2.1)
by the net asset value per share of the corresponding class
of shares of Acquiring Fund (determined in accordance
with paragraph 2.2).
      2.4.	All computations of value shall be made by
Morgan Stanley Services Company Inc. ("Morgan Stanley
Services") in accordance with its regular practice in pricing Acquiring Fund. The Company, on behalf of Acquiring
Fund, shall cause Morgan Stanley Services to deliver a
copy of Acquiring Fund's valuation report at the Closing.
3.	Closing and Closing Date
      3.1.	The Closing shall take place on the
Valuation Date or on the next business day following the Valuation Date (the "Closing Date"). The Closing shall be held as of 9:00 a.m. Eastern time, or at such other time as
the parties may agree. The Closing shall be held in a
location mutually agreeable to the parties hereto. All acts taking place at the Closing shall be deemed to take place simultaneously as of 9:00 a.m. Eastern time on the Closing
Date unless otherwise provided.
      3.2.	Portfolio securities held by Acquired Fund
and represented by a certificate or other written instrument shall be presented by it or on its behalf to State Street Bank and Trust Company (the "Custodian"), as custodian for
Acquiring Fund, for examination no later than five
business days preceding the Valuation Date. Such portfolio securities (together with any cash or other assets) shall be delivered by Acquired Fund to the Custodian for the account of Acquiring Fund on or before the Closing Date
in conformity with applicable custody provisions under the
1940 Act and duly endorsed in proper form for transfer in
such condition as to constitute good delivery thereof in accordance with the custom of brokers. The portfolio securities shall be accompanied by all necessary federal
and state stock transfer stamps or a check for the
appropriate purchase price of such stamps. Portfolio
securities and instruments deposited with a securities depository (as defined in Rule 17f-4 under the 1940 Act)
shall be delivered on or before the Closing Date by book-
entry in accordance with customary practices of such
depository and the Custodian. The cash delivered shall be
in the form of a Federal Funds wire, payable to the order of "State Street Bank and Trust Company, Custodian for The Universal Institutional Funds, Inc."
      3.3.	In the event that on the Valuation Date, (a)
the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of both the Company,
on behalf of Acquiring Fund, and the Trust, on behalf of Acquired Fund, accurate appraisal of the value of the net assets of Acquiring Fund or the Acquired Fund Assets is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption and reporting shall have been restored.
      3.4.	If requested, the Trust, on behalf of
Acquired Fund, shall deliver to the Company, on behalf of Acquiring Fund, or its designee (a) at the Closing, a list, certified by the Trust's Secretary, of the names, addresses and taxpayer identification numbers of the Acquired Fund shareholders and the number and percentage ownership of outstanding Acquired Fund shares owned by each such
Acquired Fund shareholder, all as of the Valuation Date,
and (b) as soon as practicable after the Closing, all original documentation (including Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Acquired Fund shareholders' taxpayer identification
numbers and their liability for or exemption from back-up withholding. The Company, on behalf of Acquiring Fund, shall issue and deliver to such Secretary a confirmation evidencing delivery of Acquiring Fund Shares to be credited on the Closing Date to Acquired Fund or provide evidence satisfactory to Acquired Fund that such Acquiring
Fund Shares have been credited to Acquired Fund's
account on the books of Acquiring Fund. At the Closing,
each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.
4.	Covenants of Acquiring Fund and
Acquired Fund
      4.1.	Except as otherwise expressly provided
herein, the Trust, on behalf of Acquired Fund, and the
Company, on behalf of Acquiring Fund, will operate in the ordinary course between the date hereof and the Closing
Date, it being understood that such ordinary course of
business will include customary dividends and other
distributions.
      4.2.	The Company will prepare and file with the
Securities and Exchange Commission ("Commission") a
registration statement on Form N-14 under the Securities
Act of 1933, as amended ("1933 Act"), relating to
Acquiring Fund Shares ("Registration Statement"). The
Trust will provide the Proxy Materials as described in
paragraph 4.3 below for inclusion in the Registration
Statement. The Company, on behalf of Acquiring Fund,
and the Trust, on behalf of Acquired Fund, agree that each
of Acquired Fund and Acquiring Fund will further provide
such other information and documents as are reasonably
necessary for the preparation of the Registration Statement.
      4.3.	The Trust, on behalf of Acquired Fund, will
call a meeting of Acquired Fund's shareholders to consider
and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein. The Trust, on behalf of Acquired
Fund, will prepare the notice of meeting, form of proxy and proxy statement (collectively, "Proxy Materials") to be used in connection with such meeting; provided that the
Company, on behalf of Acquiring Fund, will furnish the
Trust, on behalf of Acquired Fund, with its currently
effective prospectus for inclusion in the Proxy Materials
and with such other information relating to Acquiring Fund
as is reasonably necessary for the preparation of the Proxy
Materials.
      4.4.	The Trust, on behalf of Acquired Fund, will
assist Acquiring Fund in obtaining such information as
Acquiring Fund reasonably requests concerning the
beneficial ownership of Acquired Fund shares.
      4.5.	Subject to the provisions of this Agreement,
the Company, on behalf of Acquiring Fund, and the Trust,
on behalf of Acquired Fund, agree that each respective
Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
      4.6.	The Trust, on behalf of Acquired Fund,
shall furnish or cause to be furnished to Acquiring Fund
within 30 days after the Closing Date a statement of
Acquired Fund's assets and liabilities as of the Closing
Date, which statement shall be certified by the Acquired
Fund's Treasurer and shall be in accordance with generally accepted accounting principles consistently applied. As promptly as practicable, but in any case within 60 days
after the Closing Date, Acquired Fund shall furnish
Acquiring Fund, in such form as is reasonably satisfactory
to Acquiring Fund, a statement certified by the Trust's Treasurer of Acquired Fund's earnings and profits for federal income tax purposes that will be carried over to Acquiring Fund pursuant to Section 381 of the Code.
      4.7.	As soon after the Closing Date as is
reasonably practicable, the Company (a) shall prepare and
file all federal and other tax returns and reports of Acquired Fund required by law to be filed with respect to all periods ending on or before the Closing Date but not theretofore filed and (b) shall pay all federal and other taxes shown as due thereon and/or all federal and other taxes that were
unpaid as of the Closing Date, including without limitation, all taxes for which the provision for payment was made as
of the Closing Date (as represented in paragraph 5.2(k)).
      4.8.	The Company agrees to use all reasonable
efforts to obtain the approvals and authorizations required
by the 1933 Act and the 1940 Act and to make such filings required by the state Blue Sky and securities laws as it may deem appropriate in order to continue the Acquiring Fund's operations after the Closing Date.
5.	Representations and Warranties
      5.1.	The Company, on behalf of Acquiring Fund,
represents and warrants to Acquired Fund, as follows:
            (a)	Acquiring Fund is a series of the
Company, a validly existing Maryland corporation with
full power to carry on its business as presently conducted;
            (b)	The Company is a duly registered,
open-end management investment company which offers
its shares only to insurance companies for accounts which
they establish to fund variable life insurance and variable annuity contracts and to other entities under qualified pension and retirement plans, and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the 1933 Act are in full force and effect;
            (c)	All of the issued and outstanding
shares of Acquiring Fund have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state
securities laws. Shares of Acquiring Fund are registered in
all jurisdictions in which they are required to be registered under state securities laws and other laws, and said registrations, including any periodic reports or supplemental filings, are complete and current, all fees required to be paid have been paid, and Acquiring Fund is not subject to any stop order and is fully qualified to sell its shares in each state in which its shares have been registered;
            (d)	The current Prospectus of the
Acquiring Fund and Statement of Additional Information
of the Company conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the regulations thereunder and do not include any
untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances
under which they were made, not misleading;
            (e)	The Company is not in, and the
execution, delivery and performance of this Agreement
will not result in a, material violation of any provision of its Articles of Incorporation or By-Laws, each as amended,
or of any agreement, indenture, instrument, contract, lease
or other undertaking to which Acquiring Fund is a party or
by which it is bound;
            (f)	No litigation or administrative
proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Company, Acquiring
Fund or any of their properties or assets which, if adversely determined, would materially and adversely affect
Acquiring Fund's financial condition or the conduct of its business; and the Company knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body
which materially and adversely affects, or is reasonably
likely to materially and adversely affect, its business or its ability to consummate the transactions herein contemplated;
            (g)	The Acquiring Fund is, and will be
on the Closing Date, a newly created series of the
Company, without assets (other than seed capital) or liabilities, formed for the purpose of receiving the
Acquired Fund Assets in connection with the
Reorganization and, accordingly, the Acquiring Fund has
not prepared books of account and related records or
financial statements or issued any shares except those
issued in a private placement to Morgan Stanley
Investment Management Inc. or its affiliate to secure any required initial shareholder approvals;
            (h)	All issued and outstanding
Acquiring Fund Shares are, and at the Closing Date will be,
duly and validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof. Acquiring Fund does not have outstanding any options, warrants or other rights to
subscribe for or purchase any of its shares;
            (i)	The execution, delivery and
performance of this Agreement have been duly authorized
by all necessary action on the part of the Company, and
this Agreement constitutes a valid and binding obligation
of Acquiring Fund enforceable in accordance with its
terms, subject as to enforcement, to bankruptcy,
insolvency, reorganization, moratorium and other laws
relating to or affecting creditors' rights and to general
equity principles. No other consents, authorizations or approvals are necessary in connection with Acquiring
Fund's performance of this Agreement;
            (j)	Acquiring Fund Shares to be issued
and delivered to Acquired Fund, for the account of the
Acquired Fund shareholders, pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly
and validly issued Acquiring Fund Shares, and will be fully
paid and non-assessable with no personal liability attaching to the ownership thereof;
            (k)	All material federal and other tax
returns and reports of Acquiring Fund required by law to
be filed on or before the Closing Date have been filed and
are correct, and all federal and other taxes shown as due or required to be shown as due on said returns and reports have been paid or provision has been made for the payment thereof, and to the best of the Company's knowledge, no such return is currently under audit and no assessment has
been asserted with respect to any such return;
            (l)	For each taxable year since its
inception, Acquiring Fund has met the requirements of
Subchapter M of the Code for qualification and treatment
as a "regulated investment company" and neither the
execution or delivery of nor the performance of the
Company's obligations with respect to Acquiring Fund
under this Agreement will adversely affect, and no other
events are reasonably likely to occur which will adversely affect, the ability of Acquiring Fund to continue to meet the requirements of Subchapter M of the Code;
            (m)	Since December 31, 2012, there has
been no change by Acquiring Fund in accounting methods, principles, or practices, including those required by generally accepted accounting principles;
            (n)	The information furnished or to be
furnished by the Company on behalf of Acquiring Fund for
use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto; and
            (o)	The Proxy Materials to be included
in the Registration Statement (only insofar as they relate to Acquiring Fund) will, on the effective date of the
Registration Statement and on the Closing Date, not
contain any untrue statement of a material fact or omit to
state a material fact required to be stated therein or
necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.
      5.2.	The Trust, on behalf of Acquired Fund,
represents and warrants to the Company, on behalf of
Acquiring Fund as follows:
            (a)	Acquired Fund is a series of the
Trust, a validly existing Massachusetts business trust with
full power to carry on its business as presently conducted;
            (b)	The Trust is a duly registered, open-
end management investment company which offers its
shares only to insurance companies for accounts which
they establish to fund variable life insurance and variable annuity contracts and to other entities under qualified pension and retirement plans, and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the 1933 Act are in full force and effect;
            (c)	All of the issued and outstanding
shares of Acquired Fund have been offered and sold in
compliance in all material respects with applicable
requirements of the 1933 Act and state securities laws.
Shares of Acquired Fund are registered in all jurisdictions
in which they are required to be registered and said registrations, including any periodic reports or supplemental filings, are complete and current, all fees required to be paid have been paid, and Acquired Fund is not subject to any stop order and is fully qualified to sell its shares in each state in which its shares have been registered;
            (d)	The current Prospectus, as
supplemented, of Acquired Fund and Statement of
Additional Information of the Trust conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the regulations thereunder and do not
include any untrue statement of a material fact or omit to
state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
            (e)	The Trust is not in, and the
execution, delivery and performance of this Agreement
will not result in a, material violation of any provision of its Declaration of Trust or By-Laws, as amended, or of any agreement, indenture, instrument, contract, lease or other undertaking to which Acquired Fund is a party or by which it is bound;
            (f)	No litigation or administrative
proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Trust or any of its
properties or assets which, if adversely determined, would materially and adversely affect Acquired Fund's financial condition or the conduct of its business; and the Trust knows of no facts that might form the basis for the
institution of such proceedings and is not a party to or
subject to the provisions of any order, decree or judgment
of any court or governmental body which materially and
adversely affects, or is reasonably likely to materially and adversely affect, its business or its ability to consummate the transactions herein contemplated;
            (g)	The Statement of Assets and
Liabilities, Statement of Operations, Statement of Changes
in Net Assets and Financial Highlights of Acquired Fund
for its last completed fiscal year, audited by Ernst & Young
LLP (except that the financial information for the Acquired
Fund for the fiscal year ended prior to 2011 was audited by
the Acquired Fund's prior independent registered public accounting firm) (copies of which have been or will be furnished to Acquiring Fund) fairly present, in all material respects, Acquired Fund's financial condition as of such date, and its results of operations, changes in its net assets and financial highlights for such period in accordance with generally accepted accounting principles, and as of such date there were no known liabilities of Acquired Fund (contingent or otherwise) not disclosed therein that would be required in accordance with generally accepted
accounting principles to be disclosed therein;
            (h)	Acquired Fund has no material
contracts or other commitments (other than this
Agreement) that will be terminated with liability to it prior to the Closing Date;
            (i)	All issued and outstanding shares of
Acquired Fund are, and at the Closing Date will be, duly
and validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof. Acquired Fund does not have
outstanding any options, warrants or other rights to
subscribe for or purchase any of its shares, nor is there outstanding any security convertible to any of its shares.
All such shares will, at the time of Closing, be held by the persons and in the amounts set forth in the list of shareholders submitted to Acquiring Fund pursuant to
paragraph 3.4;
            (j)	The execution, delivery and
performance of this Agreement will have been duly
authorized prior to the Closing Date by all necessary action on the part of the Trust, and subject to the approval of Acquired Fund's shareholders, this Agreement constitutes a valid and binding obligation of Acquired Fund,
enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles. No other consents, authorizations or approvals are necessary in connection with Acquired Fund's performance of this
Agreement;
            (k)	All material federal and other tax
returns and reports of Acquired Fund required by law to be
filed on or before the Closing Date shall have been filed
and are correct and all federal and other taxes shown as due or required to be shown as due on said returns and reports
have been paid or provision has been made for the payment thereof, and to the best of the Trust's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return;
            (l)	For each taxable year since its
inception, Acquired Fund has met all the requirements of Subchapter M of the Code for qualification and treatment as a "regulated investment company" and neither the
execution or delivery of nor the performance of Acquired
Fund's obligations under this Agreement will adversely
affect, and no other events are reasonably likely to occur
which will adversely affect, the ability of Acquired Fund to continue to meet the requirements of Subchapter M of the
Code for its final taxable year ending on the Closing Date;
            (m)	At the Closing Date, Acquired Fund
will have good and valid title to the Acquired Fund Assets, subject to no liens (other than the obligation, if any, to pay the purchase price of portfolio securities purchased by
Acquired Fund which have not settled prior to the Closing
Date), security interests or other encumbrances, and full
right, power and authority to transfer such assets
hereunder, and upon delivery and payment for such assets,
the Company, on behalf of Acquiring Fund, will acquire
good and marketable title thereto, subject to no restrictions on the full transfer thereof, including any restrictions as might arise under the 1933 Act;
            (n)	On the effective date of the
Registration Statement, at the time of the meeting of
Acquired Fund's shareholders and on the Closing Date, the
Proxy Materials (exclusive of the currently effective
Acquiring Fund Prospectus contained therein) will (i)
comply in all material respects with the provisions of the
1933 Act, the Securities Exchange Act of 1934, as
amended ("1934 Act"), and the 1940 Act and the
regulations thereunder and (ii) not contain any untrue
statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any other information furnished by the Trust for use in the Registration Statement or in any other manner that may be necessary in connection
with the transactions contemplated hereby shall be accurate
and complete and shall comply in all material respects with applicable federal securities and other laws and regulations thereunder;
            (o)	The Trust, on behalf of Acquired
Fund, will, on or prior to the Valuation Date, declare one or more dividends or other distributions to shareholders that, together with all previous dividends and other distributions to shareholders, shall have the effect of distributing to the shareholders all of its investment company taxable income and net capital gain, if any, through the Valuation Date (computed without regard to any deduction for dividends paid);
            (p)	The Trust, on behalf of Acquired
Fund, has maintained or has caused to be maintained on its behalf all books and accounts as required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and the rules thereunder; and
            (q)	Acquired Fund is not acquiring
Acquiring Fund Shares to be issued hereunder for the
purpose of making any distribution thereof other than in accordance with the terms of this Agreement.
6.	Conditions Precedent to Obligations of
Acquired Fund
      The obligations of the Trust, on behalf of Acquired
Fund, to consummate the transactions provided for herein
shall be subject, at its election, to the performance by the Company, on behalf of Acquiring Fund, of all the obligations to be performed by it hereunder on or before
the Closing Date and, in addition thereto, the following
conditions:
      6.1.	All representations and warranties of the
Company made on behalf of Acquiring Fund contained in
this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this
Agreement, as of the Closing Date with the same force and
effect as if made on and as of the Closing Date;
      6.2.	The Company, on behalf of Acquiring Fund,
shall have delivered to Acquired Fund a certificate of the Company's President and Treasurer, in a form reasonably satisfactory to Acquired Fund and dated as of the Closing
Date, to the effect that the representations and warranties of the Company, on behalf of Acquiring Fund, made in this
Agreement are true and correct at and as of the Closing
Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as Acquired Fund, shall reasonably request;
      6.3.	Acquired Fund, shall have received a
favorable opinion from Dechert LLP, counsel to Acquiring
Fund, dated as of the Closing Date, to the effect that:
            (a)	The Company is validly existing as a
corporation under the laws of the State of Maryland
(Maryland counsel may be relied upon in delivering such opinion); (b) the Company has the requisite corporate power to own its properties and assets and to carry on its business as described in its charter (Maryland counsel may be relied upon in delivering such opinion); (c) the
Company is a duly registered, open-end, management
investment company, and its registration with the
Commission as an investment company under the 1940 Act
is in full force and effect; (d) this Agreement has been duly authorized, executed and delivered by the Company and, assuming that the Registration Statement complies with the
1933 Act, the 1934 Act and the 1940 Act and regulations thereunder and assuming due authorization, execution and delivery of this Agreement by the Trust, on behalf of the Acquired Fund, is a valid and binding agreement of
Acquiring Fund enforceable against Acquiring Fund in
accordance with its terms; (e) the issuance of the Acquiring Fund Shares has been duly authorized by all necessary corporate action on the part of the Company, and when
such Acquiring Fund Shares are issued and delivered by
the Company as contemplated by the Registration
Statement and this Agreement against payment of the consideration therein described, such Acquiring Fund
Shares will be validly issued, fully paid and non-
assessable, and the issuance of the Acquiring Fund Shares
by the Company will not be subject to any preemptive or
similar rights arising under the Company's charter or
bylaws, or under the Maryland General Corporation Laws
(Maryland counsel may be relied upon in delivering such opinion); (f) the execution and delivery of this Agreement did not, and the consummation of the transactions
contemplated hereby will not, conflict with the Company's charter or bylaws, each as amended; and (g) to the knowledge of such counsel, no consent, approval,
authorization or order of any court or governmental
authority of the United States or the State of New York is required for the consummation by Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940
Act and such as may be required under state securities
laws; and
      6.4.	As of the Closing Date, there shall have
been no material change in the investment objective,
policies and restrictions of Acquiring Fund or any increase
in the investment management fees or annual fees pursuant
to Acquiring Fund's shareholder services plan from those described in Acquiring Fund's Prospectus dated April 30,
2013, as may be supplemented, and the Company's
Statement of Additional Information dated April 30, 2013,
as may be supplemented.
7.	Conditions Precedent to Obligations of
Acquiring Fund
      The obligations of the Company, on behalf of
Acquiring Fund, to complete the transactions provided for
herein shall be subject, at its election, to the performance by Acquired Fund, of all the obligations to be performed
by it hereunder on or before the Closing Date and, in
addition thereto, the following conditions:
      7.1.	All representations and warranties of the
Trust made on behalf of Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;
      7.2.	The Trust, on behalf of Acquired Fund,
shall have delivered to Acquiring Fund at the Closing a certificate of the Trust's President and its Treasurer, in form and substance satisfactory to Acquiring Fund and
dated as of the Closing Date, to the effect that the representations and warranties of the Trust, on behalf of Acquired Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may
be affected by the transactions contemplated by this
Agreement, and as to such other matters as the Company,
on behalf of Acquiring Fund, shall reasonably request;
      7.3.	Acquired Fund shall have delivered to
Acquiring Fund a statement of the Acquired Fund Assets
and its liabilities, together with a list of Acquired Fund's portfolio securities and other assets showing the respective adjusted bases and holding periods thereof for income tax purposes, as of the Closing Date, certified by the Treasurer of the Acquired Fund;
      7.4.	The Company, on behalf of Acquiring Fund,
shall have received at the Closing a favorable opinion from Dechert LLP, counsel to Acquired Fund, dated as of the
Closing Date to the effect that:
            (a)	Acquired Fund is a series of the
Trust, a validly existing Massachusetts business trust, and
has the power to own all of its properties and assets and to carry on its business as presently conducted; (b) Acquired
Fund is a duly registered, open-end, management
investment company under the 1940 Act which offers its
shares only to insurance companies for accounts which
they establish to fund variable life insurance and variable annuity contracts and to other entities under qualified pension and retirement plans, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect; (c) this Agreement has been duly authorized, executed and delivered by the Trust, and, assuming that the Registration Statement complies with the
1933 Act, the 1934 Act and the 1940 Act and the
regulations thereunder and assuming due authorization,
execution and delivery of this Agreement by the Company,
on behalf of Acquiring Fund, is a valid and binding
agreement of Acquired Fund enforceable against Acquired
Fund in accordance with its terms; (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict
with the Trust's Declaration of Trust or By-Laws, each as amended; and (e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the
Commonwealth of Massachusetts or the State of New York
is required for the consummation by Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940
Act and such as may be required under state securities
laws; and
      7.5.	On the Closing Date, the Acquired Fund
Assets shall include no assets that the Acquiring Fund, by reason of limitations of the Trust's Declaration of Trust, as amended, or otherwise, may not properly acquire.
8.	Further Conditions Precedent to
Obligations of Acquiring Fund and
Acquired Fund
      The obligations of the Trust, on behalf of Acquired
Fund, and the Company, on behalf of Acquiring Fund,
hereunder are each subject to the further conditions that on or before the Closing Date:
      8.1.	This Agreement and the transactions
contemplated herein shall have been approved by the
requisite vote of the holders of the outstanding shares of Acquired Fund in accordance with the provisions of the
Trust's Declaration of Trust, as amended, and certified
copies of the resolutions evidencing such approval shall
have been delivered to Acquiring Fund;
      8.2.	On the Closing Date, no action, suit or other
proceeding shall be pending before any court or
governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated
herein;
      8.3.	All consents of other parties and all other
consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no-action" positions of and exemptive orders from such federal and state authorities) deemed necessary by the
Company, on behalf of Acquiring Fund, or Acquired Fund
to permit consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not involve risk of a material adverse effect
on the assets or properties of Acquiring Fund or Acquired
Fund;
      8.4.	The Registration Statement shall have
become effective under the 1933 Act, no stop orders
suspending the effectiveness thereof shall have been issued
and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated
under the 1933 Act;
      8.5.	The Trust, on behalf of Acquired Fund,
shall have declared and paid a dividend or dividends and/or other distribution or distributions that, together with all previous such dividends or distributions, shall have the effect of distributing to the Acquired Fund shareholders all of Acquired Fund's investment company taxable income
(computed without regard to any deduction for dividends
paid) and all of its net capital gain (after reduction for any capital loss carry-forward and computed without regard to any deduction for dividends paid) for all taxable years
ending on or before the Closing Date; and
      8.6.	The parties shall have received the opinion
of the law firm of Dechert LLP (based on certain facts, assumptions and representations), addressed to Acquiring
Fund and Acquired Fund, which opinion may be relied
upon by the shareholders of Acquired Fund, substantially
to the effect that, for federal income tax purposes:
            (a)	The transfer of all of Acquired
Fund's assets in exchange solely for Acquiring Fund
Shares and the assumption by Acquiring Fund of certain
stated liabilities of Acquired Fund followed by the
distribution by Acquired Fund of Acquiring Fund Shares to
the Acquired Fund shareholders in exchange for their
Acquired Fund shares pursuant to and in accordance with
the terms of the Reorganization Agreement will constitute
a "reorganization" within the meaning of Section 368(a)(1)
of the Code;
            (b)	No gain or loss will be recognized
by Acquiring Fund upon the receipt of the assets of
Acquired Fund solely in exchange for Acquiring Fund
Shares and the assumption by Acquiring Fund of the stated liabilities of Acquired Fund;
            (c)	No gain or loss will be recognized
by Acquired Fund upon the transfer of substantially all of
the assets of Acquired Fund to Acquiring Fund in exchange
solely for Acquiring Fund Shares and the assumption by
Acquiring Fund of the stated liabilities or upon the distribution of Acquiring Fund Shares to the Acquired
Fund shareholders in exchange for their Acquired Fund
shares, except that Acquired Fund may be required to
recognize gain or loss with respect to contracts described in
Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the
Code;
            (d)	No gain or loss will be recognized
by the Acquired Fund shareholders upon the exchange of
the Acquired Fund shares for Acquiring Fund Shares;
            (e)	The aggregate tax basis for
Acquiring Fund Shares received by each Acquired Fund
shareholder pursuant to the reorganization will be the same
as the aggregate tax basis of the Acquired Fund shares held
by each such Acquired Fund shareholder immediately prior
to the Reorganization;
            (f)	The holding period of Acquiring
Fund Shares to be received by each Acquired Fund
shareholder will include the period during which the
Acquired Fund shares surrendered in exchange therefor
were held (provided such Acquired Fund shares were held
as capital assets on the date of the Reorganization);
            (g)	The tax basis of the assets of
Acquired Fund acquired by Acquiring Fund will be the
same as the tax basis of such assets to Acquired Fund in
exchange therefor; and
            (h)	The holding period of the assets of
Acquired Fund in the hands of Acquiring Fund will include
the period during which those assets were held by
Acquired Fund (except where the investment activities of Acquiring Fund have the effect of reducing or eliminating such periods with respect to an asset).
      Notwithstanding anything herein to the contrary,
neither the Company, on behalf of Acquiring Fund, nor the
Trust, on behalf of Acquired Fund, may waive the
conditions set forth in this paragraph 8.6.
9.	Fees and Expenses
      The Acquired Fund shall bear expenses incurred in connection with the entering into, and carrying out of, the provisions of this Agreement, including printing, filing and proxy solicitation expenses, legal, accounting, Commission registration fees and Blue Sky expenses (unless only the
SD Reorganization is approved by Shareholders, in which
case all of the expenses will be borne by Morgan Stanley Investment Management Inc., the Acquired Fund's
investment adviser.)
10.	Entire Agreement; Survival of
Warranties
      10.1.	This Agreement constitutes the entire
agreement between the parties.
      10.2.	The representations, warranties and
covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated herein, except that the representations, warranties and covenants of the Trust, on behalf of Acquired Fund, hereunder shall not survive the dissolution and complete liquidation of Acquired Fund in accordance with paragraph
1.9.
11.	Termination
      11.1.	This Agreement may be terminated and the
transactions contemplated hereby may be abandoned at any
time prior to the Closing:
            (a)	by the mutual written consent of the
Trust, on behalf of Acquired Fund, and the Company, on
behalf of Acquiring Fund;
            (b)	by either the Company, on behalf of
Acquiring Fund, or the Trust, on behalf of Acquired Fund,
by notice to the other, without liability to the terminating party on account of such termination (providing the terminating party is not otherwise in material default or
breach of this Agreement), if the Closing shall not have occurred on or before October 3, 2014; or
            (c)	by either the Company, on behalf of
Acquiring Fund, or the Trust, on behalf of Acquired Fund,
in writing without liability to the terminating party on
account of such termination (provided the terminating
party is not otherwise in material default or breach of this Agreement), if (i) the other party shall fail to perform in any material respect its agreements contained herein
required to be performed on or prior to the Closing Date,
(ii) the other party materially breaches any of its representations, warranties or covenants contained herein,
(iii) the Acquired Fund shareholders fail to approve this Agreement at any meeting called for such purpose at which a quorum was present or (iv) any other condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably
appears that it will not or cannot be met.
      11.2.	(a)	Termination of this Agreement
pursuant to paragraphs 11.1(a) or (b) shall terminate all obligations of the parties hereunder and there shall be no liability for damages on the part of the Company,
Acquiring Fund, the Trust or Acquired Fund, or the
directors or officers of the Company, on behalf of
Acquiring Fund, or the trustees or officers of the Trust, on behalf of Acquired Fund, to any other party or its directors, trustees or officers.
            (b)	Termination of this Agreement
pursuant to paragraph 11.1(c) shall terminate all
obligations of the parties hereunder and there shall be no liability for damages on the part of the Company,
Acquiring Fund, the Trust or Acquired Fund, or the
directors or officers of the Company, on behalf of
Acquiring Fund, or the trustees or officers of the Trust, on behalf of Acquired Fund, except that any party in breach of this Agreement shall, upon demand, reimburse the non-
breaching party for all reasonable out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, including legal, accounting and filing fees.
12.	Amendments
      This Agreement may be amended, modified or
supplemented in such manner as may be mutually agreed
upon in writing by the parties.
13.	Miscellaneous
      13.1.	The article and paragraph headings
contained in this Agreement are for reference purposes
only and shall not affect in any way the meaning or interpretation of this Agreement.
      13.2.	This Agreement may be executed in any
number of counterparts, each of which shall be deemed an
original.
      13.3.	This Agreement shall be governed by and
construed in accordance with the laws of the State of New
York.
      13.4.	This Agreement shall bind and inure to the
benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be
construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies hereunder or by reason of this Agreement.
      13.5.	The obligations and liabilities of Acquiring
Fund hereunder are solely those of Acquiring Fund. It is expressly agreed that no shareholder, nominee, director, officer, agent, or employee of Acquiring Fund, or the directors or officers of the Company, acting on behalf of Acquiring Fund, shall be personally liable hereunder. The execution and delivery of this Agreement have been authorized by the directors of Acquiring Fund and signed
by authorized officers of the Company, acting on behalf of Acquiring Fund, and neither such authorization by such directors nor such execution and delivery by such officers
shall be deemed to have been made by any of them
individually or to impose any liability on any of them
personally.
      13.6.	The obligations and liabilities of Acquired
Fund hereunder are solely those of Acquired Fund. It is expressly agreed that no shareholder, nominee, trustee, officer, agent, or employee of Acquired Fund, or the
trustees or officers of the Trust, acting on behalf of
Acquired Fund, shall be personally liable hereunder. The execution and delivery of this Agreement have been authorized by the trustees of the Acquired Fund and signed
by authorized officers of the Trust, acting on behalf of Acquired Fund, and neither such authorization by such trustees nor such execution and delivery by such officers
shall be deemed to have been made by any of them
individually or to impose any liability on any of them
personally.
      IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be executed by a duly
authorized officer.
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
on behalf of the Global Infrastructure Portfolio
By: 	/s/ John H. Gernon
Name: John H. Gernon
Title: President and Principal Executive Officer
MORGAN STANLEY SELECT DIMENSIONS
INVESTMENT SERIES,
on behalf of the Global Infrastructure Portfolio
By: 	/s/ John H. Gernon
Name: John H. Gernon
Title: President and Principal Executive Officer


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